UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2009

Date of Report (date of earliest event reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 4th Street

Oakland, California 94607

(Address of principal executive offices)

(510) 893-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the decision of Christopher V. Dodds not to stand for re-election to the Board of Directors at the 2009 Annual Meeting due to other commitments, the Board approved an amendment to Section 2.2 of Article II of the Company’s bylaws decreasing the size of the Board from nine directors to eight directors, effective as of June 18, 2009.

In addition, on June 18, 2009, the Board approved certain amendments to the advance notice provisions of the Company’s bylaws which became effective immediately upon approval. The principal amendments are set forth in Sections 13.3 and 13.17 of Article XIII of the bylaws, and are summarized as follows:

•	Article XIII, Section 13.3 (Special Meetings) of the bylaws is amended to provide:

•

The amended bylaws shall be the exclusive method for shareholders to make nominations at special meetings of shareholders called to elect directors or to properly bring other business before a special meeting of shareholders.

•	The amended bylaws make comparable the director nomination provisions for special meetings with those for annual meetings.

•

The amended bylaws provide greater specificity regarding the information required by the Company when a special meeting of shareholders is called by a shareholder and what business may be conducted at a special meeting of shareholders.

•	Article XIII, Section 13.17 (Advance Notice Procedures) of the bylaws is amended to provide:

•	The amended bylaws shall be the exclusive method for shareholders to make nominations at annual meetings of shareholders or to properly bring other business before an annual meeting of shareholders.

•

The amended bylaws clarify with specificity the distinction between shareholder proposals and nominations made using the Company’s proxy materials and those proposals and nominations that do not seek to use the Company’s proxy materials.

•

The amended bylaws provide greater specificity regarding the information that the shareholder proponent must provide about the nominee, the proponent and any business proposed by the shareholder, including disclosure of derivative or other hedging or similar arrangements (including any short positions) with respect to the ownership of shares of our capital stock by the shareholder or certain persons associated with the shareholder, relationships and/or arrangements with the shareholder’s nominee(s), and information that would enable our Board of Directors to determine a nominee’s eligibility to serve as a director.

•	The advance notice deadlines for shareholder proposals and nominations were revised as described below.

The preceding summary is qualified in its entirety by reference to the full text of the amended sections of the bylaws, a copy of which is attached hereto as Exhibit 3.3.1 and incorporated herein by reference.

Deadline for Receipt of Shareholder Proposals and Nominations

The deadline for shareholders to submit proposals to be considered for inclusion in our proxy statement for the 2010 annual meeting of shareholders remains unchanged from the previously disclosed date of January 18, 2010. Such proposals must also comply with the other provisions of our amended bylaws, applicable to such shareholder proposals and the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the SEC.

However, in connection with the foregoing amendments to the bylaws, the Company shortened the deadline for the receipt of shareholder proposals to be considered at the 2010 annual meeting of shareholders that are not intended to be included in the proxy statement in accordance with Rule 14a-8. The shareholder must now provide the information required by the amended bylaws, and give timely notice to the secretary in accordance with the amended bylaws, not later than the close of business on April 3, 2010. However, if the date of the 2010 annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2009 annual meeting, then notice of a shareholder proposal that is not intended to be included in the proxy statement under Rule 14a-8 for such meeting must be received not earlier than the close of business on the 120th day prior to the 2010 annual meeting of shareholders and not later than the close of business on the later of (1) the 90th day prior to the 2010 annual meeting of shareholders or (2) the 10th day following the day on which Public Announcement (as such term is defined in the amended bylaws) of the date of the 2010 annual meeting of shareholders is first made.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
3.3.1	Amendments to Sections 2.2, 13.3 and 13.17 of the Bylaws of Cost Plus, Inc. effective as of June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

Date: June 24, 2009	By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.3.1	Amendments to Sections 2.2, 13.3 and 13.17 of the Bylaws of Cost Plus, Inc. effective as of June 18, 2009.